SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2004

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                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-16239                 06-1481060
(State or other jurisdiction of  (Commission file number)     (I.R.S. employer
 incorporation or organization)                              identification no.)

         7 Commerce Drive
        Danbury, Connecticut                                         06810
(Address of principal executive offices)                           (Zip code)



       Registrant's telephone number, including area code: (203) 794-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

      (c) On November 16, 2004, ATMI, Inc. (the "Company") announced that effective January 1, 2005, Doug Neugold, the Company's President and Chief Operating Officer, will assume the position of Chief Executive Officer of the Company, which is currently held by Gene Banucci. Mr. Banucci will continue to serve as Chairman of the Company and Mr. Neugold will continue to serve as President, but will resign as Chief Operating Officer. Mr. Neugold, 46, is a graduate of Clarkson University. Prior to joining the Company, he spent 14 years with Johnson-Matthey Corporation where he served in a variety of managerial roles in their electronics materials business, most recently as President of Johnson-Matthey's Semiconductor Packages Group. Since joining the Company, Mr. Neugold has served as VP of the SDS product line, VP and GM of the Company's Materials business and was named President of the Company in 2000. In 2003, Mr. Neugold was named Chief Operating Officer and elected to the Board of Directors of Company. The terms of the employment agreement between the Company and Mr. Neugold reflecting Mr. Neugold's role as President and Chief Executive Officer are not available at the time of filing of this report and will be filed by amendment.





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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2004

                                       ATMI, INC.


                                       By: /s/ Daniel P. Sharkey
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                                          Name:  Daniel P. Sharkey
                                          Title: Vice President, Treasurer and
                                                 Chief Financial Officer







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